3Q22 Results Presentation November 3, 2022 Exhibit 99

Forward-looking statements Some of the statements contained in this presentation may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, positioning, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases. You can also identify forward-looking statements by discussions of strategy, plans, or intentions. The forward-looking statements contained in this presentation reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include but are not limited to: (1) the continued course and severity of the COVID-19 pandemic, and its direct and indirect impacts (2) general economic conditions and real estate market conditions, such as a possible recession, (3) regulatory and/or legislative changes, (4) our customers' continued interest in loans and doing business with us, (5) market conditions and investor interest in our contemplated securitizations and (6) changes in federal government fiscal and monetary policies and (7) the continued conflict in Ukraine. For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled ''Risk Factors" previously disclosed in our Form 10-Q filed with the SEC on May 14, 2020, as well as other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

3Q22 Highlights Production& Loan Portfolio Earnings Financing & Capital Net income of $10.0 million and diluted earnings per share (EPS) of $0.29, compared to $8.0 million and $0.23 per share, respectively, for 3Q21 Core EPS(1) and EPS were the same in both 3Q22 and 3Q21 Portfolio-related net interest income(2) totaled $28.9 million, an increase of 8.5% from $26.6 million in 3Q21 NPL recovery rate of 105.9%, compared to 103.5% for 3Q21 Loan production in 3Q22 totaled $457.3 million in UPB, an increase of 34.2% from $340.7 million in UPB in 3Q21 Loan production volume for the 9 mos. of 2022 was $1.5 billion in UPB, compared to $0.8 billion over the same period in 2021 October originations of $105.0 million in UPB with a weighted average coupon of 9.8% Nonperforming loans as a % of the HFI portfolio was 7.4% as of September 30, 2022, down from 12.7% as of September 30, 2021 Completed the VCC 2022-4 VCC securitization in August totaling $308.7 million of securities issued, comprised of Investor 1-4 and Traditional Commercial long-term loans Liquidity(3) of $96.0 million as of September 30, 2022 Total warehouse line capacity was $810 million as of September 30, 2022 (1) “Core net income” is a non-GAAP measure which excludes non-recurring and/or unusual activities from GAAP net income. (2) Excludes corporate debt interest expense (3) Liquidity includes unrestricted cash and cash equivalents of $26.4 million, available liquidity in unfinanced loans of $59.6 million and $10.0 million of available securities repurchase financing.

Core Income and Book Value Per Share Core Income(1) Book Value Per Share(2) Core net income and GAAP net income were both $10.0 million Book value per share as of September 30, 2022, was $11.61(4), compared to $11.26(3) as of June 30, 2022 Core Net Income $9,983 (1) “Core net income” is a non-GAAP measure which excludes non-recurring and/or unusual activities from GAAP net income. (2) Book value per share is the ratio of total equity divided by total shares outstanding. Total equity included non-controlling interest of $3.92 million as of September 30, 2022, and $3.62 million as of June 30, 2022. (3) Based on 31,912,721 common shares outstanding as of June 30, 2022 and excludes unvested shares of common stock authorized for incentive compensation. (4) Based on 31,921,721 common shares outstanding as of September 30, 2022 and excludes unvested shares of common stock authorized for incentive compensation. GAAP Net Income $9,983 (3) $0.01 $0.03 (4) $0.31

Loan Production Loan production in 3Q22 totaled $457.3 million in UPB, compared to $445.4 million in UPB in 2Q22 and $340.7 million in UPB in 3Q21 Quarter over Quarter: 3Q22 production increased 2.7% from 2Q22 levels despite higher interest rates, underscoring continued strong demand for investor loans Year over Year: Increase of 34.2%, driven primarily by 50.9% growth in Investor 1-4 long-term loans The WAC(1) on 3Q22 HFI loan production was 8.89%, an increase of 114 bps from 2Q22 and 184 bps from 3Q21 Loan Production Volume ($ of UPB in millions) Strong Demand For Investor Loans Continues in 3Q22 Units Average loan balance (1) Weighted Average Coupon (WAC)

Loan Portfolio by Property Type The total loan portfolio was $3.4 billion in UPB as of September 30, 2022, a 11.1% increase from $3.1 billion in UPB as of June 30, 2022, and 51.1% from $2.3 billion as of September 30, 2021 The WAC(1) of the portfolio was 7.71% as of September 30, 2022, up from 7.53% as of June 30, 2022, and down from 8.10% as of September 30, 2021 Loan Portfolio (UPB in millions) (1) Weighted Average Coupon (2) $ in thousands. Strong Portfolio Growth Continues Driven by Investor 1-4 Rental

Portfolio Yield and Cost of Funds Portfolio Related Portfolio Net Interest Income & NIM(1) Portfolio NIM(1) in 3Q22 was 3.59%, down 51 bps from 4.10% in 2Q22 and 138 bps from 4.97% in 3Q21 Loan Yield: The decrease was driven by record loan production volume earlier this year in a lower interest rate environment. Higher coupons on recent production and rising interest income from ARM loan rate resets(2) expected to increase loan yields Cost of Funds: Driven by higher costs on securitizations issued in 2022 and higher interest rates on warehouse financing Portfolio NIM Lower from Higher Debt Costs; Lower Coupon Production Earlier in 2022 Net Interest Margin (1) Net Interest Income and Net Interest Margin related to the loan portfolio only; excludes corporate debt. (2) Adjustable-Rate Mortgages (ARMs) comprised 20% of Velocity’s HFI portfolio as of September 30, 2022. Portfolio Related ($ in millions)

3Q22 Asset Resolution Activity Resolution Activity Total NPL resolution activities in 3Q22 totaled $45.2 million in UPB and realized net gains of $2.7 million, or 105.9% of UPB resolved, compared to $60.0 million in UPB and net gains of $2.1 million, or 103.5% of UPB resolved in 3Q21 Long-term loan resolutions in 3Q22 totaled $30.8 million in UPB and realized gains of $1.4 million, compared to $25.8 million in UPB and realized gains of $1.4 million in 3Q21 Short-term loan resolutions in 3Q22 totaled $14.4 million in UPB and realized gains of $1.3 million, compared to $34.2 million in UPB and realized gains of $0.74 million in 3Q21 Strong NPL Loan Resolutions Drive Higher Gains and Lower Delinquencies

Nonperforming Loans(1) Nonperforming loans totaled $253.3 million in UPB as of September 30, 2022, or 7.4% of total loans held for investment, compared to $252.3 million and 8.2%, respectively, as of June 30, 2022, and $288.4 million and 12.7%, respectively, as of September 30, 2021 For 3Q22, NPL resolution activity represented 17.9% of nonperforming loan UPB as of June 30, 2022 $ UPB in millions Loan Investment Portfolio Performance (1) For additional detail, please see page 17 in the Appendix of this presentation. HFI Portfolio Performance Improvement Continued in 3Q22

Velocity’s CECL reserve totaled $5.3 million as of September 30, 2022, an 8.7% increase from $4.9 million as of June 30, 2022, and a 32.3% increase from $4.0 million as of September 30, 2021 Reserve growth driven by portfolio growth and macroeconomic outlook Charge-offs in 3Q22 totaled $155.0 thousand compared to $37.0 thousand in 2Q22, and $162.1 thousand in 3Q21 Charge-offs in 3Q22 were in-line with trailing five quarter charge-off average of $165.0 thousand per quarter CECL Reserve and Charge-Offs Loan Loss Reserve Performance Consistent, Reserve Build Reflects Growth and Macroeconomic Outlook Charge-offs (1) Amortized cost (2) Reflects the annualized quarterly charge-offs to average nonperforming loans for the period. $ in thousands (2) Quarterly Periods At Period End (1)

Durable Funding and Liquidity Strategy Five Securitizations Issued in 2022(1); Significant Reserves and Warehouse Capacity Outstanding Debt Balances(2) ($ in Millions) (1) Through September 30, 2022. (2) Debt balances are net of issuance costs and discounts as reported in the consolidated balance sheet. (3) Represents the remaining balance of securitization issuances outstanding net of issuance costs and discounts as of period end. (4) As of 9/30/22, five of six warehouse lines have non-mark-to-market features and staggered maturities Non-Recourse Debt Recourse Debt (3) Cash reserves and unfinanced collateral of $96.0 million as of September 30, 2022 Available warehouse line capacity of $468.6 million as of September 30, 2022 Recourse debt to equity was 1.5X as of September 30, 2022, compared to 1.2X as of June 30, 2022, resulting from the increase in warehouse line utilization – which was subsequently paid down with the October securitization Outstanding debt was $3.2 billion as of September 30, 2022, a Q/Q increase of $306.6 million No maturities of long-term debt until 2027 (4)

Economic Value of Equity

Economic Value of Equity is significantly higher than GAAP Book Value of Equity

- We elect to carry our securitizations at amortized cost to minimize volatility
  - The graph below reflects our estimate of economic value of equity (a non-GAAP financial measure) by adding the net present value of expected future gains embedded in the securitized portfolio and the value of our unique origination platform – our estimate of economic value of equity does not represent a substitute for GAAP book value of equity
- Recent M&A precedents for business purpose lenders demonstrate significant platform/franchise values that investors are ascribing to businesses like Velocity Financial
  - These transactions have demonstrated platform values of between $150MM - $200MM based on ~10%+ of annual origination run rate

Economic Value of Equity



Platform Value
$150,000 - $175,000
$4.39 - $5.12
Embedded Gain in Securitized Portfolio(1)
$217,461
$6.36
Fully Diluted Value of Equity(2)
$377,718
$11.04
$745,179
$21.79 - $22.52 EVPS(3)
Fully Diluted Value of Equity
Embedded gain - securitized portfolio
Platform value

(1) Embedded gain in securitized portfolio assumes a 10% discount rate of projected securitization earnings and is net of $67,001,397 of deferred loan origination costs and securitization deal costs

(2) Fully Diluted Value of Equity assumes 9/30/2022 GAAP Book Value of Stockholders' Equity of $366.8MM + $10.9MM from pro forma exercise of all warrants.

(3) Economic Value of Equity per Share ("EVPS") calculated using 34,199,336 weighted average shares outstanding assuming dilution impact based on Velocity's average stock price for Q3 2022.

12

Macroeconomic and geopolitical risk remains elevated Credit spreads likely to remain volatile Expect continued positive recoveries from NPL’s Demand for investor properties to remain resilient despite higher rates Real Estate prices expected to reverse modestly through early 2023 Outlook for Velocity’s Key Business Drivers MARKET CREDIT CAPITAL Targeting next securitization in early 2023 Six completed in 2022(1) Non MTM warehouse capacity $307 million(2) Strong balance sheet and liquidity position Investor Loan Market Remain Resilient Core earnings from locked-in portfolio spread Higher coupons on new production to moderate NIM compression Pace of organic portfolio / expense growth to slow from 2022 levels Continuing to assess strategic opportunities EARNINGS (1) Through October 31, 2022 (2) As of September 30, 2022.

Appendix

Velocity Financial, Inc. Balance Sheet

Velocity Financial, Inc. Income Statement (Quarter)

HFI Portfolio Delinquency Trends

Loan Portfolio Rollforward $(123.3) Loan Portfolio Rollforward (UPB in millions) (1) $467.3 $(2.0) (1) Includes $1.29 million in UPB of repurchased loans and $10.01 million in UPB of loan acquisitions.

HFI Loan Portfolio Portfolio by Property Type (100% = $3.42 billion UPB)(1) (1) As of September 30, 2022 Portfolio by State

Adjusted Financial Metric Reconciliation: Adjusted Financial Metric Reconciliation to GAAP Net Income